Exhibit 4.2

CONSTELLATION BRANDS, INC.,

as Issuer

ALLBERRY, INC.

BARTON BEERS, LTD.

BARTON BEERS OF WISCONSIN, LTD.

BARTON BRANDS, LTD.

BARTON BRANDS OF CALIFORNIA, INC.

BARTON BRANDS OF GEORGIA, INC.

BARTON CANADA, LTD.

BARTON DISTILLERS IMPORT CORP.

BARTON FINANCIAL CORPORATION

BARTON INCORPORATED

CLOUD PEAK CORPORATION

CONSTELLATION AVIATION, INC.

CONSTELLATION LEASING, LLC

CONSTELLATION TRADING COMPANY, INC.

CONSTELLATION WINES U.S., INC.

FRANCISCAN VINEYARDS, INC.

MONARCH IMPORT COMPANY

MT. VEEDER CORPORATION

R.M.E., INC.

ROBERT MONDAVI AFFILIATES

ROBERT MONDAVI INVESTMENTS

ROBERT MONDAVI PROPERTIES, INC.

ROBERT MONDAVI WINERY

THE ROBERT MONDAVI CORPORATION,

as Guarantors

and

BNY MIDWEST TRUST COMPANY,

as Trustee

Supplemental Indenture No. 1

Dated as of August 15, 2006

7.25% Senior Notes due 2016

TABLE OF CONTENTS

		Page
ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1.	Relation to Indenture.	1
SECTION 1.2.	Definitions.	1

ARTICLE TWO
THE SERIES OF DEBT SECURITIES

SECTION 2.1.	Title of the Debt Securities.	9
SECTION 2.2.	Limitation on Aggregate Principal Amount.	9
SECTION 2.3.	Interest and Interest Rates; Maturity Date of Notes.	9
SECTION 2.4.	Optional Redemption.	10
SECTION 2.5.	Sinking Fund.	10
SECTION 2.6.	Method of Payment.	10
SECTION 2.7.	Currency.	10
SECTION 2.8.	Registered Securities; Global Form.	10
SECTION 2.9.	Form of Notes.	11

ARTICLE THREE
COVENANTS

SECTION 3.1.	Limitation on Liens.	11
SECTION 3.2.	Purchase of Notes upon a Change of Control.	14
SECTION 3.3.	Limitation on Sale and Leaseback Transactions.	17
SECTION 3.4.	Additional Guarantees.	17
SECTION 3.5.	Waiver of Certain Covenants.	17

ARTICLE FOUR
DEFEASANCE

SECTION 4.1.	Legal Defeasance.	18
SECTION 4.2.	Defeasance of Certain Obligations.	19
SECTION 4.3.	Application of Trust Money.	20
SECTION 4.4.	Repayment to Company.	20
SECTION 4.5.	Reinstatement.	21

ARTICLE FIVE
REMEDIES

SECTION 5.1.	Events of Default.	21
SECTION 5.2.	Acceleration of Maturity; Rescission and Annulment.	22

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		Page
ARTICLE SIX
MISCELLANEOUS PROVISIONS

SECTION 6.1.	Ratification of Indenture.	23
SECTION 6.2.	Governing Law.	23
SECTION 6.3.	Counterparts.	24

ARTICLE SEVEN
GUARANTEES

ARTICLE EIGHT
SUPPLEMENTAL INDENTURES

SECTION 8.1.	Supplemental Indentures and Agreements Without Consent of Holders.	24
SECTION 8.2.	Supplemental Indentures and Agreements with Consent of Holders.	25

Exhibit A        Form of Note

Exhibit B        Form of Guarantee

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SUPPLEMENTAL INDENTURE NO. 1, dated as of August 15, 2006 (the “Supplemental Indenture”), between CONSTELLATION BRANDS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), the guarantors named herein and from time to time parties hereto, and BNY MIDWEST TRUST COMPANY, an Illinois banking corporation, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore delivered to the Trustee an Indenture dated as of August 15, 2006 (the “Initial Indenture”), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company’s Registration Statement on Form S-3 (Registration No. 333-136379), (together with the Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of Debt Securities of the Company.

WHEREAS, Sections 2.1 and 2.2 of the Initial Indenture provide for various matters with respect to any series of Debt Securities issued under the Initial Indenture to be established in an indenture supplemental to the Initial Indenture.

WHEREAS, Section 12.1 of the Initial Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Initial Indenture to establish the form or terms of Debt Securities of any series as provided by Sections 2.1 and 2.2 of the Initial Indenture.

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1. Relation to Indenture.

This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2. Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Initial Indenture;

(2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(3) To the extent terms defined herein differ from the Initial Indenture the terms defined herein will govern.

“Attributable Debt,” in respect of any Sale and Leaseback Transaction, means as of any particular time, the present value, calculated using a rate of interest implicit in such transaction determined in accordance with GAAP, of the obligation of a lessee for rental payments during the remaining term of any lease, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Capital Lease Obligation” means any obligations of the Company and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Capital Markets Debt” means any debt securities or debt financing issued pursuant to an indenture, notes purchase agreement or similar financing arrangement (but excluding any credit agreement) whether offered pursuant to a registration statement under the Securities Act or under an exemption from the registration requirements of the Securities Act.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.

“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Company voting as one class, provided that the Permitted Holders “beneficially own” (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any

Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the Company’s outstanding Voting Stock is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article Ten of the Initial Indenture.

“Change of Control Offer” shall have the meaning set forth in Section 3.2(a).

“Change of Control Purchase Date” shall have the meaning set forth in Section 3.2(a).

“Change of Control Purchase Notice” shall have the meaning set forth in Section 3.2(b).

“Change of Control Purchase Price” shall have the meaning set forth in Section 3.2(a).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Supplemental Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Constellation Brands, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to Article Ten of the Initial Indenture, and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense,

Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash dividends paid on any of the Company’s preferred stock and that of its Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Funded Debt computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the Company’s option, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Funded Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Funded Debt during the applicable period.

“Consolidated Income Tax Expense” means for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

“Consolidated Interest Expense” of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period and (ii) all capitalized interest of the Company and its Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Funded Debt incurred in connection with such acquisition or disposition of assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

“Consolidated Net Income (Loss)” of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries; (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (iv) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding the current portion of any Funded Debt and any other current liabilities constituting Funded Debt by reason of being extendable or renewable) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP.

“Consolidated Non-cash Charges” of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” or “DTC” has the meaning set forth in Section 2.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendible beyond 12 months after such date at the option of the borrower. When determining “Funded Debt,” indebtedness will not be included if, on or prior to the final maturity of that indebtedness, the Company has deposited the necessary funds for the payment, redemption or satisfaction of that indebtedness in trust with the proper depositary.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the Issue Date.

“Guarantee” means the guarantee by each Guarantor of the Company’s Indenture Obligations pursuant to a guarantee given in accordance with this Supplemental Indenture, including the Guarantees by the Guarantors on the Issue Date and any Guarantee delivered pursuant to Section 3.4.

“Guarantor” means the Subsidiaries listed on the signature pages of this Supplemental Indenture as guarantors and each other Subsidiary required to become a Guarantor after the Issue Date pursuant to Section 3.4, in each case, until such Guarantor’s Guarantee is released in accordance with the Indenture.

“Holders” mean the registered holders of the Notes.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Supplemental Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Supplemental Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Supplemental Indenture and the Notes, according to the terms hereof or thereof.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Banc of America Securities LLC, and their successors or, if Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Banc of America Securities LLC are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

“Interest Payment Date” has the meaning set forth in Section 2.3.

“Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the original issue date of the initial Notes issued under this Supplemental Indenture.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

“Maturity” when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in this Supplemental Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Change of Control, call for redemption or otherwise.

“Notes” has the meaning specified in Section 2.1.

“Obligations” means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Funded Debt.

“Permitted Holders” means (a) the Estate of Marvin Sands, Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses, Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or the estate of any of the foregoing Persons, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the Persons described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the Persons described in clause (a), the estate of any such Persons, a trust referred to in the foregoing clause (b) or an entity that satisfies the conditions of this clause (c).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Post-Petition Interest” means, with respect to any indebtedness of any Person, all interest accrued or accruing on such indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Principal Property” means, as of any date, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by the Company or any of its Subsidiaries, and in each case the net book value of which as of that date exceeds 2% of the Company’s Consolidated Net Tangible Assets as shown on the consolidated balance sheet contained in the Company’s latest filing with the Commission, other than any such land, building, structure or other facility or portion thereof which is a pollution control facility, or which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, considered as one enterprise.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Reference Treasury Dealer” mean any of (1) Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. or Banc of America Securities LLC Inc., or their successors; provided, however, that if Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. or Banc of America Securities LLC shall cease to be a primary U.S. Government securities dealer in New York City, or a “Primary Treasury Dealer,” another Primary Treasury Dealer may be substituted and (2) any one other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Subsidiary” means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“United States Government Obligations” means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

ARTICLE TWO

THE SERIES OF DEBT SECURITIES

SECTION 2.1. Title of the Debt Securities.

There shall be a series of Debt Securities designated the “7.25% Senior Notes due 2016” (the “Notes”).

SECTION 2.2. Limitation on Aggregate Principal Amount.

The aggregate principal amount of the Notes shall not be limited. The Company shall not execute and the Trustee shall not authenticate or deliver Notes except as permitted by the terms of the Indenture.

SECTION 2.3. Interest and Interest Rates; Maturity Date of Notes.

The Notes will mature on September 1, 2016 and will be unsecured senior obligations of the Company. Each Note will bear interest at the rate of 7.25% per annum from August 15, 2006 or from the most recent interest payment date to which interest has been paid, payable semi-annually on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing March 1, 2007, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the February 15 or August 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant regular record date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the special record date or other specified date determined in accordance with the Indenture.

If any Interest Payment Date or Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

SECTION 2.4. Optional Redemption.

Except as set forth below, the Company may not optionally redeem the Notes prior to September 1, 2016. The Notes may be redeemed in whole or in part at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the Notes discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

The provisions of Section 5.2, 5.3 and 5.6 of the Initial Indenture shall be applicable to any optional redemption of the Notes.

SECTION 2.5. Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.

SECTION 2.6. Method of Payment.

Settlement for the Notes will be made in same day funds. All payments of principal and interest will be made by the Company in same day funds. The Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the “Depositary” or “DTC”) until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register.

SECTION 2.7. Currency.

Principal and interest on the Notes shall be payable in United States Dollars or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

SECTION 2.8. Registered Securities; Global Form.

The Notes shall be issuable only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. The depository for the Notes shall be the DTC. The Notes shall not be issuable in definitive form.

SECTION 2.9. Form of Notes.

The Notes shall be substantially in the form attached as Exhibit A hereto.

ARTICLE THREE

COVENANTS

The following covenants shall apply to the Notes (but not with respect to any other series of Debt Securities), and are in addition to the covenants set forth in Article Four of the Initial Indenture. With respect to the Notes (but not with respect to any other series of Debt Securities), to the extent inconsistent with the covenants contained in Article Four of the Initial Indenture the covenants set forth in this Supplemental Indenture shall govern.

SECTION 3.1. Limitation on Liens.

So long as any of the Notes remain Outstanding, the Company will not, and will not permit any Subsidiary to issue, assume or guarantee any Funded Debt that is secured by a mortgage, pledge, security interest or other Lien or encumbrance upon or with respect to any Principal Property or on the Capital Stock of any Subsidiary that owns a Principal Property unless:

(a) the Company secures the Notes equally and ratably with (or prior to) any and all Funded Debt secured by that Lien, or

(b) in the case of Funded Debt other than Capital Markets Debt, immediately after giving effect to the granting of any such Lien and the incurrence of any Funded Debt in connection therewith, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0;

provided, however, that nothing contained in the foregoing shall prevent, restrict or apply to, the following:

(i)	Liens existing as of the Issue Date (excluding Liens securing the Senior Credit Facility) on any Property or assets owned or leased by the Company or any Subsidiary;

(ii)	Liens securing any obligations under the Senior Credit Facility in an amount not to exceed the maximum amount permitted to be outstanding under the Senior Credit Facility on the Issue Date (including the incremental credit facilities contemplated thereunder);

(iii)	Liens on Property or assets of, or any shares of stock securing Funded Debt of, any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary;

(iv)	Liens on Property, assets or shares of stock securing Funded Debt existing at the time of an acquisition, including an acquisition through merger or consolidation, and Liens to secure Funded Debt incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition, or the completion of the construction and commencement of the operation of any such Property, for the purpose of financing all or any part of the purchase price or construction cost of that Property;

(v)	Liens on any Property or assets to secure all or any portion of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such Property or assets, or to secure Funded Debt incurred prior to, at the time of or within 180 days after the completion of such development, operation, construction, alteration, repair or improvement for the purpose of financing all or any part of such costs;

(vi)	Liens in favor of, or which secure Funded Debt owing to, the Company or a Subsidiary;

(vii)	Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing any Funded Debt;

(viii)	Liens arising by reason of any attachment, judgment, decree or order of any court or other governmental authority, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been initiated for review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

(ix)	any deposit or pledge as security for the performance of any bid, tender, contract, lease or undertaking not directly or indirectly in connection with the securing of any Funded Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to worker’s compensation, unemployment insurance, pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of mechanics’ worker’s, repairmen’s, materialmen’s or warehousemen’s liens on the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; liens for taxes not yet due and payable or being contested in good faith; any deposit or pledge in connection with appeal or surety bonds; or other deposits or pledges similar to those referred to in this clause (ix);

(x)	Liens created after the Issue Date on Property leased to or purchased by the Company or any Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such Property;

(xi)	Liens arising from surveys exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(xii)	Liens arising by operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(xiii)	Liens arising from zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased Property, with or without consent of the lessee), none of which materially impairs the use of any parcel of Property material to the operation of the business of the Company or any Subsidiary or the value of such Property for the purpose of such business; or

(xiv)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in subparagraphs (i) through (xiii) above or the Funded Debt secured thereby; provided, that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same Property or assets or shares of stock that secured the Lien extended, renewed, substituted or replaced (plus improvements on such Property and any other Property or assets not then constituting a Principal Property) and (2) the Funded Debt secured by such Lien at such time is not increased.

SECTION 3.2. Purchase of Notes upon a Change of Control.

(a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described in subsection (b) of this Section (the “Change of Control Offer”) and in accordance with the procedures set forth in subsections (b), (c), (d) and (e) of this Section.

(b) Within 30 days following any Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and (ii) notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, at its address appearing in the Security Register stating or including:

(1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Notes at the Change of Control Purchase Price;

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to the Company’s pro forma consolidated historical income, cash flow and capitalization after giving effect to such Change of Control);

(3) that the Change of Control Offer is being made pursuant to this Section 3.2 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(4) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

(5) the Change of Control Purchase Price;

(6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 4.2 of the Initial Indenture;

(7) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 4.2 of the Initial Indenture to collect payment;

(8) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

(9) the procedures for withdrawing a tender of Notes and Change of Control Purchase Notice;

(10) that any Note not tendered will continue to accrue interest; and

(11) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

(c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes registered as such on the relevant record dates according to the terms and the provisions of Section 2.3. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the note registrar designated pursuant to Section 4.2 of the Initial Indenture or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the note registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 3.2, the Company shall choose a Paying Agent which shall not be the Company.

(e) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 4.2 of the Initial Indenture to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

(4) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.2 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(h) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.2, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.2 as a result thereof.

SECTION 3.3. Limitation on Sale and Leaseback Transactions.

So long as any of the Notes remain Outstanding, neither the Company nor any Subsidiary shall enter into any arrangement with any Person (other than the Company or any Subsidiary) whereby the Company or a Subsidiary agrees to lease any Principal Property (except for leases for a term of not more than three years) which has been or is to be sold or transferred more than 120 days after the later of (i) such Principal Property having been acquired by the Company or a Subsidiary and (ii) completion of construction and commencement of full operation thereof, by the Company or a Subsidiary to that Person unless (a) the net proceeds to the Company or a Subsidiary from the sale or transfer equal or exceed the fair value, as determined by the Board of Directors, of the Principal Property so leased, (b) immediately after giving effect to such Sale and Leaseback Transaction, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0, or (c) the Company, within 120 days after the effective date of the Sale and Leaseback Transaction, applies an amount equal to the fair value as determined by the Company’s Board of Directors of the Principal Property so leased to (x) the prepayment or retirement of the Company’s Funded Debt, which may include the Notes; (y) the acquisition of additional real property for the Company or any Subsidiary. A Sale and Leaseback Transaction shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax-exempt pursuant to Section 103 of the Code (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

SECTION 3.4. Additional Guarantees.

In the event the Company (i) organizes or acquires any Subsidiary after the Issue Date that is not a Guarantor and such Subsidiary, directly or indirectly, provides a guarantee under the Senior Credit Facility or (ii) causes or permits any Subsidiary that is not a Guarantor to, directly or indirectly, guarantee obligations under the Senior Credit Facility, then, in each case the Company shall cause such Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture with respect to the Notes.

If the Notes are defeased in accordance with the terms of Section 4.1 each Guarantor shall be released and discharged of its Guarantee obligations in respect of the Indenture, the Supplemental Indenture and the Notes. The Guarantee of a Guarantor shall also be released and discharged as provided in Section 14.6 of the Initial Indenture.

SECTION 3.5. Waiver of Certain Covenants.

The Company may omit in a particular instance to comply with any covenant or condition set forth in Sections 3.1 through 3.5, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding or shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE FOUR

DEFEASANCE

The following provisions of this Article Four shall apply to the Notes (but not with respect to any other series of Debt Securities).

SECTION 4.1. Legal Defeasance.

The Company will be deemed to have paid and the Company and the Guarantors will be discharged from any and all obligations in respect of the Notes on the 91st day after the date of the deposit referred to in clause (a) of this Section 4.1, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

(a) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as security for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or 3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Notes;

(b) the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Original Issue Date of such Securities such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

(c) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(f) and 5.1(g) are concerned, at any time during the period ending on the 91st day after such date of such deposit; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this 4.1 have been complied with.

Notwithstanding the foregoing paragraph, the Company’s obligations in Sections 2.4, 2.6, 2.8, 2.9, 2.10, 2.12, 2.13, 4.1, 4.2, 11.2 and 11.6 of the Initial Indenture and Sections 4.4, 4.5 and 5.1 hereof shall survive until the Notes are no longer Outstanding. Thereafter, the Company’s obligations in Sections 4.4 and 4.5 hereof shall survive and Section 11.2 of the Initial Indenture shall survive.

After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture with respect to the Notes except for those surviving obligations in the immediately preceding paragraph.

SECTION 4.2. Defeasance of Certain Obligations.

The Company may omit to comply with any term, provision or condition set forth in Sections 3.1, 3.2, 3.3 and 3.4 hereof and a breach with respect to Sections 3.1, 3.2, 3.3 or 3.4 shall be deemed not to be an Event of Default, in each case with respect to the outstanding Notes if:

(a) with reference to this Section 4.2, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of the Initial Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders as security for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (A) money in an amount, (B) U.S. U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Notes;

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of such covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(f) and 5.1(g) are concerned, at any time during the period ending on the 91st day after such date of such deposit;

(d) if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 4.2 have been complied with.

SECTION 4.3. Application of Trust Money.

Subject to Section 4.5, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 4.1 or 4.2, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Supplemental Indenture to the payment of principal of and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 4.4. Repayment to Company.

Subject to Sections 4.1 and 4.2, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them with respect to the Notes for the payment of principal or interest that remains unclaimed for two years; provided, that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder of Notes entitled to such money at such Holder’s address notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders of Notes entitled to such money must look to the Company or the Guarantors, as the case may be, for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 4.5. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.1 or 4.2, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under theIndenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 or 4.2, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.1 or 4.2, as the case may be; provided, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

The following provisions of this Article Five apply to the Notes (but not with respect to any other series of Debt Securities) and shall replace in its entirety Section 7.1 of the Initial Indenture.

SECTION 5.1. Events of Default.

Whenever used herein or in the Initial Indenture, an “Event of Default” means any one of the following events:

(a) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption or otherwise);

(b) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in the Notes or in the Indenture, and continuance of such default or breach for a period of 90 days after the date on which written notice specifying such default or breach and requiring the Company or such Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given to the Company or such Guarantor, as the case may be, by the Trustee, or to the Company or such Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in principal amount of the then outstanding Notes;

(d) the failure by the Company to make any payment, on or before the end of the applicable grace period, after the maturity of any indebtedness of the Company with an aggregate principal amount then outstanding in excess of $100 million or the acceleration of indebtedness of the Company with an aggregate principal amount then outstanding in excess of $100 million as a result of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged or such acceleration shall not have been cured, waived, rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such failure to pay or acceleration and requiring the Company to cause such acceleration to be cured, waived, rescinded or annulled or to cause such indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder;

(e) any Guarantee of a Guarantor that is a Significant Subsidiary of the Company shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture;

(f) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of their respective Properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(g) (i) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its Properties, or (2) makes an assignment for the benefit of creditors.

The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers’ Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes). Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding.

At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all sums paid or advanced by the Trustee under Section 11.2 of the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) to the extent payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.5 of the Indenture; and

(c) the rescission will not conflict with any judgment or decree.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

SECTION 6.1. Ratification of Indenture.

Except as expressly modified or amended hereby with respect to the Notes, the Initial Indenture continues in full force and effect and is in all respects confirmed and preserved.

SECTION 6.2. Governing Law.

This Supplemental Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

SECTION 6.3. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE SEVEN

GUARANTEES

Each of the Guarantors hereby jointly and severally guarantees the Notes on a senior unsecured basis on the terms set forth in Article Fourteen of the Initial Indenture.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

The following provisions of this Article Eight apply to the Notes (but not with respect to any other series of Debt Securities) and shall replace in their entirety Sections 12.1 and 12.2 of the Initial Indenture. To the extent this Article Eight is inconsistent with or conflicts with any provisions of Article Twelve in the Initial Indenture the provisions of this Article Eight shall govern.

SECTION 8.1. Supplemental Indentures and Agreements Without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantors, if any, when authorized by a Certified Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Notes and in any Guarantee;

(b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, any Guarantor or any other obligor upon the Notes, as applicable, herein, in the Notes or in any Guarantee;

(c) to cure any ambiguity, to cure or correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, in the Notes or in any Guarantee, or to make any change to any other provisions of this Supplemental Indenture, the Indenture, the Notes or any Guarantee to the extent such change shall not adversely affect the interests of the Holders;

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Supplemental Indenture and the Initial Indenture under the Trust Indenture Act, as contemplated by Section 12.4 of the Initial Indenture or otherwise;

(e) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(f) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Supplemental Indenture, the Initial Indenture or otherwise;

(g) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten of the Initial Indenture;

(h) to add a Guarantor or to release a Guarantor in accordance with the terms of the Indenture; or

(i) to add to or change any of the provisions of this Indenture as contemplated in Section 11.7(b) of the Initial Indenture;

and the Company hereby covenants that it will fully perform all the requirements of any such supplemental indenture which may be in effect from time to time. Nothing in this Section 8.1 shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in the Indenture it is provided shall be delivered to the Trustee.

The Trustee shall join with the Company in the execution of any such supplemental indenture, make any further appropriate agreements and stipulations which may be therein contained and accept the conveyance, transfer, assignment, mortgage or pledge of any Property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company, the Guarantors and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2. Supplemental Indentures and Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by act of said Holders delivered to the Company, each

Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by a Certified Resolution, and the Trustee, may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or the Initial Indenture or of modifying in any manner the rights of the Holders under this Supplemental Indenture, the Initial Indenture, the Notes or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) extend the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date thereof);

(b) following the occurrence of a Change of Control, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 3.2, including amending, changing or modifying any definitions with respect thereto;

(c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Supplemental Indenture or the Initial Indenture or certain defaults hereunder and their consequences provided for in this Supplemental Indenture or the Initial Indenture or with respect to any Guarantee;

(d) modify any of the provisions of this Section 9.2, Section 7.5 of the Initial Indenture or Section 3.5, except to increase any such percentage or to provide that certain other provisions of this Supplemental Indenture or the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(e) except as otherwise permitted under Article Ten of the Initial Indenture, consent to the assignment or transfer by the Company of any of its rights and obligations under this Supplemental Indenture or the Initial Indenture.

Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of a Certified Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such act shall approve the substance thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

CONSTELLATION BRANDS, INC.

By:
Name:	Thomas S. Summer
Title:	Executive Vice President
and Chief Financial Officer

ALLBERRY, INC.

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

BARTON BEERS, LTD.

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON BEERS OF WISCONSIN, LTD.

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON BRANDS, LTD.

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON BRANDS OF CALIFORNIA, INC.

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON BRANDS OF GEORGIA, INC.

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON CANADA, LTD.

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON DISTILLERS IMPORT CORP.

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON FINANCIAL CORPORATION

By:
Name:	Thomas S. Summer
Title:	Vice President

BARTON INCORPORATED

By:
Name:	Thomas S. Summer
Title:	Vice President

CLOUD PEAK CORPORATION

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

CONSTELLATION AVIATION, INC.

By:
Name:	Thomas S. Summer
Title:	President and Treasurer

CONSTELLATION LEASING, LLC

By:
Name:	Thomas S. Summer
Title:	President and Treasurer

CONSTELLATION TRADING COMPANY, INC.

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

CONSTELLATION WINES U.S., INC.

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

FRANCISCAN VINEYARDS, INC.

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

MONARCH IMPORT COMPANY

By:
Name:	Thomas S. Summer
Title:	Vice President

MT. VEEDER CORPORATION

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

R.M.E., INC.

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI AFFILIATES

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI INVESTMENTS

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI PROPERTIES, INC.

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

ROBERT MONDAVI WINERY

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

THE ROBERT MONDAVI CORPORATION

By:
Name:	Thomas S. Summer
Title:	Vice President and Treasurer

BNY MIDWEST TRUST COMPANY, as Trustee

By:
Name:
Title:

Exhibit A to

Supplemental Indenture

{Face of Note}

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.6 AND 2.13 OF THE INITIAL INDENTURE AND SECTION 2.8 OF THE SUPPLEMENTAL INDENTURE.a

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.b

[a]	Include this legend on any Global Security.
[b]	Include this legend on any Global Security issued to Cede & Co. as nominee of The Depository Trust Company.

CONSTELLATION BRANDS, INC.

7.25% SENIOR NOTE DUE 2016

CUSIP NO. [            ]

No. [ ]	$[ ]

CONSTELLATION BRANDS, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [                    ] United States dollars on September 1, 2016, at the office or agency of the Company referred to below, and to pay interest thereon from August 15, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1, in each year, commencing March 1, 2007 at the rate of 7.25% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such regular record date, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company, (i) in the case of a Global Security, by wire or book entry transfer to the Depository Trust Company or its nominee, or (ii) in all other cases, by check mailed to the address of the Person entitled thereto as such address shall appear on the security register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Seven of the Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Initial Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officer.

Dated:

CONSTELLATION BRANDS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 7.25% Senior Notes due 2016 referred to in the within-mentioned Indenture.

As Trustee, BNY MIDWEST TRUST
COMPANY

By:
Name:
Title:

{Reverse of Note}

CONSTELLATION BRANDS, INC.

7.25% SENIOR NOTE DUE 2016

This Note is one of a duly authorized issue of Notes of the Company designated as its 7.25% Senior Notes due 2016 (herein called the “Notes”), issued under an Indenture dated as of August 15, 2006, among the Company, the Guarantors and BNY Midwest Trust Company, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture (as defined)) (the “Initial Indenture”), and as further supplemented by Supplemental Indenture No. 1 dated as of August 15, 2006 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes or (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Company may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points as determined by the Reference Treasury Dealer, plus, in each case, accrued and unpaid interest on the Securities to the Redemption Date.

Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder’s Notes in an amount of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the redemption date will be available to the Holders of such Notes of record as of the close of business on the relevant regular record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Guarantors and the Holders under the Indenture and the Notes and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Notes and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

If this Note is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar designated in accordance with Section 4.2 of the Initial Indenture duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Note is a Global Security, it is exchangeable for a Note in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depositary. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Security if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for the Global Security and a successor depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and any security registrar designated in accordance with Section 4.2 of the Initial Indenture has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

The Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

FORM OF TRANSFER NOTICE

I or we assign and transfer this Note to:

Please insert social security or other identifying number of assignee

________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________

Print or type name, address and zip code of assignee and irrevocably appoint________________________________________

(Agent), to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Dated	Signed

(Sign exactly as name appears on the other side of this Note)

{Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15}

EXHIBIT B

GUARANTEES

For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the holder of this Note the payment of principal of, premium, if any, and interest on this Note upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Fourteen of the Initial Indenture. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Note.

Dated:

ALLBERRY, INC.

By:
Name:
Title:

BARTON BEERS, LTD.

By:
Name:
Title:

BARTON BEERS OF WISCONSIN, LTD.

By:
Name:
Title:

BARTON BRANDS, LTD.

By:
Name:
Title:

BARTON BRANDS OF CALIFORNIA, INC.

By:
Name:
Title:

BARTON BRANDS OF GEORGIA, INC.

By:
Name:
Title:

BARTON CANADA, LTD.

By:
Name:
Title:

BARTON DISTILLERS IMPORT CORP.

By:
Name:
Title:

BARTON FINANCIAL CORPORATION

By:
Name:
Title:

BARTON INCORPORATED

By:
Name:
Title:

CLOUD PEAK CORPORATION

By:
Name:
Title:

CONSTELLATION AVIATION, INC.

By:
Name:
Title:

CONSTELLATION LEASING, LLC

By:
Name:
Title:

CONSTELLATION TRADING COMPANY, INC.

By:
Name:
Title:

CONSTELLATION WINES U.S., INC.

By:
Name:
Title:

FRANCISCAN VINEYARDS, INC.

By:
Name:
Title:

MONARCH IMPORT COMPANY

By:
Name:
Title:

MT. VEEDER CORPORATION

By:
Name:
Title:

R.M.E., INC.

By:
Name:
Title:

ROBERT MONDAVI AFFILIATES

By:
Name:
Title:

ROBERT MONDAVI INVESTMENTS

By:
Name:
Title:

ROBERT MONDAVI PROPERTIES, INC.

By:
Name:
Title:

ROBERT MONDAVI WINERY

By:
Name:
Title:

THE ROBERT MONDAVI CORPORATION

By:
Name:
Title: